EXHIBIT 10.1

Amendment 1 to Sub-Sublease

This Amendment (this “Amendment”) is effective as of the date of last signature below (“Amendment Effective Date”) by and between Verily Life Sciences LLC (“Sub-Sublandlord”) and Cortexyme, Inc. (“Sub-Subtenant”) Reference is made to that certain Sub-Sublease by and between the Parties, dated as of June 18, 2018 (the “Sub-Sublease”).  All capitalized terms not defined herein shall have the meaning assigned to them in the Sub-Sublease.

For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Sub-Subleased Premises.
a.

“Sub-Subleased Premises” shall mean, for all purposes of the Sub-Sublease (as hereby amended), “portions of the Building consisting of (a) approximately 3,185 rentable square feet (“Original Space”) and, as of May 1, 2019, (b) approximately 279 rentable square feet (“New Space”), in each case, as more particularly shown on Exhibit A attached hereto and made a part hereof”.

b.	Exhibit A of the Sub-Sublease shall be deleted and replaced in its entirety with Exhibit A attached hereto.
c.	Exhibit B of the Sub-Sublease shall be deleted and replaced in its entirety with Exhibit B attached hereto.
2.

Base Rent. “(a) Base Rent.  In consideration of the Original Space, on or before the date that is thirty (30) days after the Commencement Date, Sub-Subtenant shall pay to Sub-Sublandlord base rent for the entire Sub-Sublease Term in the amount of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00), which shall be paid and satisfied in full on the Closing Date by the issuance to the Sub-Sublandlord of a number of shares of the Sub-Subtenant’s Series B Preferred Stock (the “Base Rent Shares”) equal to the Base Rent divided by the purchase price per share of Series B Preferred Stock under the Purchase Agreement rounded down to the nearest whole share (the “Price Per Share”).  In consideration of the New Space, on or before April 1, 2019, Sub-Subtenant shall pay to Sub-Sublandlord base rent for the entire Sub-Sublease Term in the amount of $62,900 (“New Space Rent”). “Base Rent” means, collectively, Base Rent Shares and New Space Rent.”

3.

California Civil Code Section 1938 Statement.  For purposes of Section 1938(a) of the California Civil Code, Sub-Sublandlord hereby discloses to Sub-Subtenant, and Sub-Subtenant hereby acknowledges, that neither the Sub-Sublease Premises (including the Original Space and the New Space) nor the Premises have undergone inspection by a Certified Access Specialist (CASp) to the actual knowledge of Sub-Sublandlord.  In addition, the following notice is hereby provided as required by Section 1938(e) of the California Civil Code: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.

4141-7692-1374.1

The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises; Sub-Subtenant, having read such notice and understanding Sub-Subtenant’s right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection.

4.

Miscellaneous.  Except as set forth in this LOA, all terms of the Sub-Sublease shall remain unchanged and in full force and effect.  Any conflict between the terms of the Sub-Sublease and this LOA with respect to the subject matters herein are intended to be resolved in favor of this LOA.

The Parties acknowledge acceptance of the terms and conditions of this LOA as of the LOA Effective Date and have caused their respective duly authorized representatives, acting as agent(s), to execute this LOA:

Verily Life Sciences LLC

Name:	/s/ Andrew Conrad

Title:	Authorized Signatory

Date:	4/2/2019

Cortexyme, Inc.

Name:	/s/ Kristen Gafric

Title:	Senior VP, Legal & Administration & Corporate Secretary

Date:	3/29/2019

4141-7692-1374.1	2

EXHIBIT A
OUTLINE OF SUB-SUBLEASED PREMISES

4141-7692-1374.1	A-1

EXHIBIT B

LIST OF FF&E

Location	Quantity	Item
Lab	20	Hanson Lab benches w/ drawer sets
Lab	1	Chemistry sink
Admin	4	Private offices
Admin	19	60" AMQ-ACTIV Adjustable Desks with drawer sets
Admin	19	Chairs
Conference room	10	Rolling chairs
Conference room	1	Conference table
Conference room	1	Video conference system

4141-7692-1374.1	B-1